THE CHINA FUND, INC. (CHN)

The Martin Currie Shanghai team	IN BRIEF
	Net asset value per share	US$35.31	At 31 December 2010		US$ return
	Market price	US$32.50		China Fund NAV	MSCI Golden Dragon*
	Premium/(discount)	(7.96%)%			%
	Fund size	US$804.4m	One month	7.2	3.4
	Source: State Street Bank and Trust Company.		Year to date	27.3	13.6
			One year	27.3	13.6
			Three years %pa	5.3	(1.3)
			Past performance is not a guide to future returns. Source: State Street Bank and Trust Company. NAV performance. *Source for index data: MSCI.

MANAGER’S COMMENTARY

The Fund had a good 2010, finishing the year up 27.3% against a benchmark return of 13.6%. We were not helped by our speciality in A-shares; the Shanghai Composite index fell 14.3% in 2010, dragged down by government controls on the property market and the huge issuance of new equity. Some 349 new companies listed in the A-share markets in 2010, raising US$67 billion in capital, which compares with US$42 billion over the same period in the United States. Our outperformance was driven by our long-running bias towards domestic consumer and healthcare stocks. One example, China Medical Systems, in which we first invested in June 2007 as an AIM-listed ‘orphan stock’, enjoyed a particularly strong finish to the year and is now our largest holding. We were also helped by our investments in Taiwan, which was the best-performing Chinese market in 2010 (TWSE +9%).

We think there is more to come from Taiwan, which has just entered its Year 100 (the founding of the Republic of China is conventionally dated to an army mutiny in Wuchang on 10 October 1910). The first day of 2011 also saw the cross-straits free-trade agreement come into effect. Anyone doubting the revival of Taiwanese consumption should have accompanied me to the Leofoo Village theme park in central Taiwan at the holiday weekend, along with 30,000 other people (never again!). The consumer stocks, however, represent one of our main challenges in 2011: although we remain bullish on the prospects for the growth of Chinese consumption, many stocks we would like to own are now too expensive. The Chinese market’s inefficiencies still yield some interesting, cheap stocks, but to locate them we find ourselves being pushed towards seriously out-of-favour sectors (property, solar, utilities) and the obscure.

The main macroeconomic threat in 2011 is still inflation; attention so far has focused on food inflation, which was +11.7% in November, compared with non-food inflation of +1.9%. This was caused largely by bad weather and should ease with the spring. The danger is that non-food inflation, as represented in fast-rising wages and resurgent material prices, may prove more intractable. Beijing city raised its minimum wage by 20.8% and Moutai raised its vodka price by 20% (these two events are not necessarily related). National monetary policy was officially changed from ‘appropriately loose’ to ‘moderate’, which in real terms meant a 25-basis-point rise in interest rates on Christmas Day, a 50-basis-point increase in the reserve-requirement ratio (now 19% for big banks) and the removal of some stimulus measures, such as the tax break on small cars. This being the case, the ‘renminbi appreciation/hot money’ story will probably remain in play for a while. The politicians may have been emboldened by the strong export figures (+34.9% year on year in November) to allow a slight quickening in the glacial pace of the yuan’s appreciation against the US dollar.

INVESTMENT STRATEGY

The Fund is 97.4% invested with holdings in 60 companies.

The company declared a US$51.5 million dividend payout, which was made at the month-end and equated to US$2.27 per share. We raised cash by taking profits on a number of strong performers (China Shineway Pharmaceutical, Wumart, Intime Department Store, Hollysys Automation Technologies). We cut our A-share weighting by selling Shanghai Airport and Zhejiang Commodities, shifting some additional cash into Taiwan by buying Chinatrust Bank. (Our A-share weighting is now 13.2%, compared with our Taiwan weighting of 21.6%). We also subscribed to the Hong Kong IPO of construction-machinery manufacturer Zoomlion (we are familiar with the company through our work in the A-share market) and bought the unloved China Mobile, which will benefit from the increasing use of smartphones.

The annual general meeting of the fund will be held at 10.30am on Thursday, March 3, 2011 at the offices of Clifford Chance LLP, 31 West 52nd Street, New York. We welcome investors to come along.

Chris Ruffle, Martin Currie Inc*

*Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.

MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products. HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM, or its affiliates, on a full time basis with the same roles and responsibilities as if they were full time employees.

31 DECEMBER 2010

FUND DETAILS
Market cap	US$740.4m
Shares outstanding	22,781,762
Exchange listed	NYSE
Listing date	July 10, 1992
Listed and direct investment manager	Martin Currie Inc

Source: State Street Bank and Trust Company.

ASSET ALLOCATION

Source: State Street Bank and Trust Company

INDUSTRY ALLOCATION
	The China Fund,	MSCI Golden
	Inc %	Dragon %
Healthcare	20.8	0.4
Consumer discretionary	19.6	6.2
Consumer staples	19.0	3.0
Financials	16.3	36.4
Industrials	6.2	7.6
Information technology	5.0	20.4
Materials	3.6	7.1
Utilities	2.9	3.4
Telecommunications	2.6	6.7
Energy	1.4	8.8
Other assets & liabilities	2.6	—
*Source: State Street Bank and Trust Company. Source for index data: MSCI

PERFORMANCE	(US$ RETURNS)
	NAV	Market price
	%	%
One month	7.2	5.9
Year to date	27.3	23.6
Three years %pa	5.3	8.1
Past performance is not a guide to future returns.
Three year returns are annualized.
Source: State Street Bank and Trust Company

15 LARGEST HOLDINGS (50.3%)
		Fund %
China Medical System Holdings	Healthcare	8.7
Huiyin Household Appliances	Consumer discretionary	5.4
Far Eastern Department Stores	Consumer discretionary	4.1
Ping An Insurance	Financials	4.0
Wumart Stores	Consumer staples	3.4
Hsu Fu Chi International	Consumer staples	3.3
Shandong Weigao Group	Healthcare	3.2
China Fishery Group	Consumer staples	2.9
Ruentex Development	Financials	2.8
Sinopharm Medicine Holding	Healthcare	2.6
Boshiwa International	Consumer discretionary	2.4
ENN Energy	Utilities	1.9
FamilyMart	Consumer discretionary	1.9
Zong Su Foods	Consumer staples	1.9
China Bright	Healthcare	1.8

DIRECT INVESTMENTS (6.7%) †
		Fund %
Zong Su Foods	Consumer staples	1.9
China Bright	Healthcare	1.9
Hand Enterprise Solutions (prefered)	Information technology	1.8
Qingdao Bright Moon	Industrials	1.1
Ugent Holdings	Industrials	0.0
China Silicon	Information technology	0.0
Hand Enterprise Solutions (common stock)	Information technology	0.0

Source: State Street Bank and Trust Company.
† The Board has suspended further direct investments until improvements are made in the policies and procedures pursuant to which direct investments are made.

FUND PERFORMANCE (BASED ON NET ASSET VALUE)			(US$ RETURNS)
	One month	Three months	Calendar year to date	One year	Three years	Five years	Since launch
	%	%	%	%	%pa	%pa	%pa
The China Fund, Inc.	7.2	7.9	27.3	27.3	5.3	27.8	13.0
MSCI Golden Dragon	3.4	6.3	13.6	13.6	(1.3)	13.1	11.0
Hang Seng Chinese Enterprise	(1.1)	2.2	(1.0)	(1.0)	(7.6)	18.9	19.7
Shanghai Stock Exchange 180	0.9	7.6	(13.0)	(13.0)	(15.6)	29.8	n/a

Past performance is not a guide to future returns. Actual returns to a shareholder of The Fund will be based on market price and reflect transactions and expenses.
Source: State Street Bank and Trust Company. Launch date 10 July 1992. Three, five year and since launch returns are all annualized.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2010 Bloomberg LP for the Hang Seng China Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

PERFORMANCE IN PERSPECTIVE

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 30 November 2010.

THE CHINA FUND INC. PREMIUM/DISCOUNT

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 30 November 2010.

10 YEAR DIVIDEND HISTORY CHART

Total	0.13	0.21	1.78	3.58	2.51	4.01	12.12	5.82	0.26	2.27
Income	0.13	0.06	0.07	0.20	0.22	0.30	0.28	0.48	0.26	0.37
Long-term capital	0.00	0.00	0.67	3.27	2.29	2.73	9.00	5.34	0.00	1.90
Short-term capital	0.00	0.15	1.04	0.11	0.00	0.98	2.84	0.00	0.00	0.00

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company.

					31 DECEMBER 2010
Asset Allocation	Company (BBG ticker)		Price	Holding	Value US$	% of portfolio

Hong Kong H						24.2
China Medical System Holdings	867	HK	HK$7.5	72,353,760	$69,624,176	8.7
Wumart Stores	8277	HK	HK$19.2	11,120,000	$27,466,503	3.4
Shandong Weigao Group Medical Polymer	8199	HK	HK$22.1	9,176,000	$25,970,090	3.2
Sinopharm Medicine Holding	297	HK	HK$27.1	6,056,800	$21,115,914	2.6
Boshiwa International Holding	1698	HK	HK$6.0	24,932,000	$19,308,608	2.4
Asian Citrus Holdings	73	HK	HK$9.6	6,677,000	$8,289,075	1.1
Fook Woo	923	HK	HK$3.1	19,836,000	$7,859,632	1.0
Zijin Mining Group	2899	HK	HK$7.2	8,340,000	$7,606,934	0.9
ZTE Corp.	763	HK	HK$30.9	1,875,689	$7,468,250	0.9

Taiwan						21.6
Far Eastern Department Stores	2903	TT	NT$48.8	19,543,604	$32,677,128	4.1
Ruentex Development Co	9945	TT	NT$51.3	12,694,000	$22,334,718	2.8
FamilyMart	5903	TT	NT$98.2	4,501,652	$15,161,704	1.9
Uni-President Enterprises Corp.	1216	TT	NT$43.3	10,023,901	$14,869,196	1.8
WPG Holdings Co	3702	TT	NT$56.3	7,457,103	$14,399,359	1.8
China Metal Products	1532	TT	NT$33.4	11,500,347	$13,174,132	1.6
Chinatrust Financial	2891	TT	NT$21.4	17,527,288	$12,864,506	1.6
KGI Securities	6008	TT	NT$16.7	16,984,780	$9,699,264	1.2
Synnex Technology	2347	TT	NT$78.7	3,088,006	$8,335,228	1.0
Taiwan Life 4percent Conv Bond*	n/a		NT$120.2	2,000,000	$8,242,073	1.0
Yuanta Financial Holdings	2885	TT	NT$21.8	10,520,593	$7,866,134	1.0
Fubon Financial Holdings	2881	TT	NT$40.0	5,195,134	$7,127,239	0.9
Lien Hwa Industrial	1229	TT	NT$23.5	8,724,881	$7,017,250	0.9

Hong Kong						19.3
Huiyin Household Appliances	1280	HK	HK$2.1	160,413,750	$43,749,674	5.4
ENN Energy	2688	HK	HK$23.3	5,084,000	$15,206,381	1.9
China Mobile	941	HK	HK$77.2	1,365,500	$13,570,241	1.7
Natural Beauty Bio-Technology	157	HK	HK$2.1	47,710,000	$12,766,449	1.6
Ports Design	589	HK	HK$21.5	4,549,500	$12,554,179	1.6
Chaoda Modern Agriculture (Holdings)	682	HK	HK$5.8	13,999,357	$10,553,659	1.3
Changsa Zoomlion Heavy Industries	1157	HK	HK$17.6	4,090,821	$9,241,285	1.1
Shangri-La Asia	69	HK	HK$21.1	3,061,555	$8,310,399	1.0
China Water Affairs	855	HK	HK$3.1	19,976,000	$7,940,802	1.0
Intime Department Store Group	1833	HK	HK$11.4	5,278,629	$7,795,795	1.0
Golden Meditech Co	801	HK	HK$1.5	35,040,000	$6,536,262	0.8
China Shineway Pharmaceutical Group	2877	HK	HK$22.3	2,222,000	$6,374,502	0.8
Yorkey Optical International Cayman	2788	HK	HK$1.4	5,036,926	$907,175	0.1
FUJI Food & Catering Services	1175	HK	HK$0.0	5,462,000	$0	0.0

Equity Linked Securities ('A' Shares)						13.2
Ping An Insurance	n/a		US$8.5	3,775,759	$32,178,495	4.0
Zhejiang China Commodities City Group	n/a		US$5.3	2,771,970	$14,666,493	1.8
Shanghai Qiangsheng	n/a		US$1.1	10,482,652	$11,453,492	1.4
Shanghai Yuyuan Tourist	n/a		US$2.0	4,293,036	$8,762,361	1.1
Suning Appliance	n/a		US$2.0	4,311,019	$8,527,196	1.1
Tangshan Jidong Cement	n/a		US$3.6	2,354,087	$8,423,840	1.0
Wuliangye Yibin	n/a		US$5.3	1,403,507	$7,338,938	0.9
Zhejiang Guyuelongshan	n/a		US$2.1	3,022,849	$6,261,572	0.8
Citic Securities	n/a		US$1.9	2,475,000	$4,728,628	0.6
China Railway Construction Group	n/a		US$1.0	3,932,600	$4,026,982	0.5

Direct						6.7
Zong Su Foods	n/a		US$5,603.0	2,677	$15,000,034	1.9
China Bright	n/a		HK$7.9	14,665,617	$14,980,221	1.9
Hand Enterprise Solutions (preferred)	n/a		US$1.8	8,027,241	$14,192,162	1.8
Qingdao Bright Moon	n/a		US$0.3	31,827,172	$9,293,534	1.1
Ugent Holdings	n/a		HK$0.0	177,000,000	$0	0.0
China Silicon Corp.	n/a		US$0.0	3,014,731	$0	0.0
Hand Enterprise Solutions (common stock)	n/a		US$0.0	500,000	$0	0.0

*This is an unlisted convertible bond. Shares in Taiwan Life are listed on the Taiwan Stock Exchange.

Asset Allocation	Company (BBG ticker)	Price	Holding	Value US$	% of portfolio

Singapore					7.2
Hsu Fu Chi International	HFCI SP	SG$3.7	9,484,000	$27,122,481	3.3
China Fishery Group	CFG SP	SG$2.2	13,255,000	$23,136,601	2.9
Financial One Corp	FIN SP	SG$0.5	12,030,000	$4,593,392	0.6
CDW Holding	CDW SP	SG$0.1	51,310,000	$3,298,586	0.4

USA					5.2
WuXi PharmaTech Cayman	WX US	US$16.1	883,490	$14,259,529	1.8
Far East Energy	FEEC US	US$0.7	16,392,823	$11,474,976	1.4
Hollysys Automation Technologies	HOLI US	US$15.2	530,200	$8,037,832	1.0
Mindray Medical International	MR US	US$26.4	291,700	$7,700,880	1.0

Other assets & liabilities				$20,941,438	2.6

INDEX DESCRIPTIONS

MSCI Golden Dragon Index

The MSCI Golden Dragon is a free float-adjusted market capitalization index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.

Hang Seng China Enterprise Index

The Hang Seng China Enterprise Index is a capitalization-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in Hans Seng Mainland China index.

Shanghai Stock Exchange 180 Index

The Shanghai Stock Exchange 180 'A' Share Index is a capitalization-weighted index. The index tracks the daily price performance of the 180 most representative 'A' share stocks listed on the Shanghai Stock Exchange.

OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China will mean the People's Republic of China, including Hong Kong, and Taiwan

CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of The China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.

Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.

The Fund is classified as a 'non-diversified' investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.

Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA's Conduct of Business Sourcebook of the United Kingdom.

This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.

The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account's portfolio at the time you receive this report or that securities sold have not been repurchased.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

à	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

à	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The China Securities Regulatory Commission (CSRC) is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People's Republic of China (PRC) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and State Administration of Foreign Exchange (SAFE) wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

à
During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The Fund's operations and financial results could be adversely affected by adjustments in the PRC's state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

à
PRC's disclosure and regulatory standards are in many respects less stringent than standards in certain Organisation for Economic Co-operation and Development (OECD) countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

à
The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund's NAV.

à
The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

à
The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: 44 (0) 131 229 5252 Fax: 44 (0) 131 228 5959 www.martincurrie.com
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919

Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.
Please note: calls to the above numbers may be recorded.